Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-264468) of Franklin Templeton Holdings Trust of our reports dated June 29, 2026 relating to the financial statements of the Trust and of the Fund, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Francisco, California
June 29, 2026